Power of Attorney

The undersigned, an officer of Ferro Corporation (the "Company"), hereby constitutes and appoints the incumbents from time to time of the offices of Chief Financial Officer, General Counsel, and Treasurer of the Company, and each of them, as her attorney with full power of substitution and re-substitution, for and in her name, place, and stead, to sign and file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE") any and all Forms 3, 4 and 5 required to be filed with the SEC and/or the NYSE by the undersigned, with full power and authority to do so and to perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.

/s/ Cynthia M. Kerker
Cynthia M. Kerker
Dated: December 12, 2006

State of Ohio      )
                   )ss.
County of Cuyahoga )

Sworn to and subscribed before me the 12th day of December, 2006.

[seal]

By: /s/ Josephine M. Campbell
        Josephine M. Campbell
Notary Public, State of Ohio, Lorain & Cuyahoga Ctys.
My Commission Expires September 1, 2007